SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 27, 2003

Extended Stay America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13125	36-3996573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Dunbar Street

Spartanburg, SC 29306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (864) 573-1600

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 27, 2003, Extended Stay America, Inc. (the “Company”) announced the promotion of Corry W. Oakes, III to the positions of President and Chief Operating Officer. The Company also announced that Robert A. Brannon had resigned from his positions as President, Chief Operating Officer, Secretary, and Treasurer and will be taking a medical leave of absence. Gregory R. Moxley, the Company’s Chief Financial Officer will be assuming the positions of Secretary and Treasurer. The Company’s press release announcing these events is attached hereto as Exhibit 99.1 to this report, and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release, dated June 27, 2003, announcing the promotion of Corry W. Oakes, III.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2003

Extended Stay America, Inc.

By:	/S/ GREGORY R. MOXLEY

Gregory R. Moxley Chief Financial Officer

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